EXHIBIT 10.2

                      STRATOS - Centrex SERVICES AGREEMENT


         This AGREEMENT is entered into this 23rd day of May, 2003, by Stratos Product Development, LLC. ("Stratos"); a Washington company, and Centrex, Inc ("Client"); an Oklahoma company. Stratos is a design and engineering services provider. Client desires to engage Stratos to perform certain services on the terms set forth below. Therefore, in consideration of the mutual covenants and agreements herein, the parties agree as follows:

1.  Services To Be Performed

         a. Stratos will perform services for Client on projects as the Client and Stratos from time to time may mutually agree. For each project undertaken by Stratos under this Agreement, the parties will enter into a written Statement of Work in the form attached hereto as Exhibit A. The Statement of Work will describe the work to be performed (the "Services"), the tangible or intangible property to be delivered by Stratos to Client (the "Deliverables") and the schedule for delivery thereof. A Statement of Work must be signed by both parties and upon signing is incorporated herein by this reference.

         b. In each instance, no expansion or alteration of the level or nature of a Statement of Work will be permitted without prior written agreement signed by both parties.

         c. This Agreement shall control over any conflicting provisions of any Statement of Work, or purchase order or other communication submitted by Client unless expressly agreed to in writing signed by Stratos. Stratos hereby objects to any such additional terms. If Client's purchase order for a Statement of Work contains a "not-to-exceed" spending limit, and Stratos expressly agrees to such limit, then: (i) Stratos agrees not to perform Services that cause the total of its invoices to exceed such limit; and (ii) Client agrees that such limit may materially hinder Stratos' ability to deliver the Deliverables and complete the Services under a Statement of Work and excuses any nonperformance as a result thereof. . If Client's purchase order for a Statement of Work contains a "fixed bid" spending limit, and Stratos expressly agrees to such limit, then: (i) Stratos agrees not to perform Services that are not expressly within scope of this Statement of Work without a prior mutually accepted Change of Scope agreement; and (ii) Stratos will invoice on a set payment schedule indicated on the purchase order related to specific deliverables and/or performance milestones.

2.  Assignment of Personnel and Performance of Services

         a. The number of personnel Stratos assigns to perform Services will be determined by mutual agreement of the parties. Stratos, in its sole discretion, will select those personnel assigned to perform the Services.

         b. Unless otherwise specified in a Statement of Work, all Services will be performed at the offices of Stratos at times to be decided by Stratos in its sole discretion. Stratos will provide to its employees and agents all materials, equipment and services that they may need to perform their normal professional duties. Client will provide any specialized materials and equipment as may be necessary to complete the Services, including any unusual computer systems or equipment, and all devices and software that are specific to the Client. Should Client


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require, and Stratos agree, that during some portion of the term of this
Agreement one or more of Stratos' employees or agents work at the Client's offices, then Client will provide all necessary materials, equipment and services needed for Stratos' employees or agents to perform their normal professional duties at that location. Stratos agrees to make its personnel available to the Client, at the Client's expense, for meetings or other such purposes to which the parties may mutually agree.

         c. All Deliverables conveyed hereunder will be deemed accepted by Client if not rejected in writing within 15 days after submission to Client. If Client timely rejects a Deliverable, Client will provide detailed information for the rejection and Stratos will correct such Deliverable within a mutually accepted reasonable period of time and resubmit the same to Client for acceptance in accordance with the provisions of this Paragraph 2c.

         d. Client understands that any successful implementation of the Services and Deliverables depends on substantial and active participation from Client. Client assumes complete responsibility for management of and control over its employees, facilities and operations. The execution and follow through by Client and its employees necessary to keep the Services and Deliverables on schedule will be the responsibility of Client.

3. Expenses and Deposit

         a. Except where other expenses are set forth in a Development Plan, Client agrees to reimburse Stratos for all reasonable expenses, including travel and lodging, incurred on Client's behalf, and such other major expenses as shall be pre-authorized by Client (collectively, the "Charges").

         b. Stratos will invoice Client monthly for Charges. Client will pay all invoices in full within thirty (30) days of receipt of such invoices. All materials, not including travel, expenses directly incurred by Stratos under a Statement of Work will have a 20% accounting fee applied when invoiced. Late payment of any amount due is a material breach of this Agreement and will be grounds for Stratos to discontinue performance hereunder. Any amounts not paid by the due date will be subject to a finance charge at a rate equal to the lesser of 1% per month or the maximum rate allowed by law. Payment of such finance charge will not excuse or cure Client's breach or default for late payment. c. Client will provide Stratos with a deposit as outlined in this
Section 3c at  initiation  of a Statement of Work.  For projects less than sixty
(60) days in duration a 50% deposit is required at initiation of a Statement of Work. For projects longer in duration than sixty (60) days a deposit equal to the maximum amount of charges incurred under a Statement of Work during a thirty
(30) day  period of time is  required  at  initiation  of a  Statement  of Work.
Deposits are used to retain personnel, for initial Services start up costs, cover premature termination of a Statement of Work, and to bridge material expenses incurred by Stratos between invoicing cycles. At completion of a Statement of Work and acceptance of final deliverables the deposit will be applied to final charges and any remaining amount will be returned to Client.

         c. Stratos will, if so requested by Client and at Client's expense, prepare and submit at monthly intervals written reports describing work completed during the period, work that is contemplated for the next period, and progress against any estimate(s) that have been prepared.


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4.  Ownership of Work Products and Technology

         a. All ownership, copyright, trade secrecy, and other rights in the Deliverables, designs, programs, works, inventions, improvements, discoveries, processes or other properties made or conceived by Stratos relating to the Services and/or Deliverables, or which result from any Services performed by Stratos for Client, or which make use of any of Client's equipment, supplies, facilities or trade secrets (the "Rights and Properties"), other than the Stratos' Property (as defined below), shall be the rights and property solely of Client. To the extent any such works may be considered "works made for hire" under the Copyright Act, they are hereby agreed to be works made for hire; otherwise, Stratos assigns all such rights, title and interests to Client. Stratos will assist Client as reasonably requested, and at Client cost for Stratos' time and expenses, during and after the term of this Agreement to further evidence and perfect Company's rights in such property, including without limitation, the execution of additional instruments of conveyance and assisting Client with applications for patents or other registrations.

         b. Stratos retains certain moral rights to the Deliverables and any work performed by it hereunder, as follows: Stratos shall retain the right to attribution and to claim authorship for any Deliverables and work, the right to receive credit and to be known as the original authors of the Deliverables and/or work, and the right to prevent the use of Stratos' name as the author of any work which Stratos did not create.

         c. Notwithstanding any provision herein to the contrary, Client will have no rights in any Services or Deliverables until such time as all Charges arising out of a Statement of Work are paid in full, including interest charges in paragraph 3.c.

5.  Term and Termination

         a. The term of this Agreement will commence upon the effective date of the initial Statement of Work (the "Effective Date"). Unless earlier terminated as provided herein, this Agreement will terminate without any notice or other action of either party if there is no Statement of Work is in effect for more than twelve (12) consecutive months.

         b. This Agreement may be terminated by Client with or without cause upon thirty (30) days notice to Stratos. No termination or expiration of this Agreement will release Client from the obligation to pay any sum which may then be owing Stratos or from Client's obligation to perform any other duty or discharge any other liability incurred prior to such expiration or termination.

         c. This Agreement may be terminated by Stratos upon the occurrence of one or more of the following: (1) if Client seeks protection under any bankruptcy law; (2) if Client is in material default of any provision hereof (other than as to the payment of Charges when due) and such default is not cured within thirty (30) days after giving notice; provided, however, that where such breach is subject to cure but it is not practicable to effect such cure within such thirty (30) days, the cure period will be extended provided that Client is diligently working to effect such cure; and (3) immediately, if Client fails to pay Charges when due.

         d. If Client terminates prior to completion of a Statement of Work, Stratos will be entitled, as full compensation for Services performed, to keep any payments already received and


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to Charges  incurred up to and including the date of receipt of the  termination notice or the termination date specified in such notice, whichever is later. If Services are provided on a fixed fee basis, Stratos will be entitled, as full compensation for Services performed, to keep any payments already received and to receive a pro rata portion of the next payment due, which will be determined by allocating an equal portion of such payment to each day between the date the previous payment was earned and the date on which the next payment is scheduled to be made. 6. Warranty and Limitation of Liability

         a. Stratos will perform Services in a professional and workmanlike manner, and will make all reasonable efforts to ensure the reliability and proper functionality of the Services and Deliverables. Stratos disclaims all other warranties. Client sole recourse is to retain Stratos as necessary, under the terms of this Agreement, to cure any defects or deficiencies that it may perceive in the Services or Deliverables.

         b. EXCEPT AS PROVIDED IN THIS SECTION 6, STRATOS DOES NOT MAKE, AND SPECIFICALLY EXCLUDES AND DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED, OR ARISING BY TRADE USAGE OR COURSE OF DEALING, INCLUDING WITHOUT LIMITATION, ANY AND ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, NONINFRINGEMENT, AND IMPLIED INDEMNITIES.

         c. IN NO EVENT WILL STRATOS BE LIABLE FOR ANY INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING BUT NOT LIMITED TO DAMAGES FOR LOST PROFITS, BUSINESS INTERRUPTION, AND LOSS OF BUSINESS INFORMATION) ARISING OUT OF THE USE, INABILITY TO USE OR FAILURE OF THE SERVICES OR DELIVERABLES, EVEN IF STRATOS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT WILL THE LIABILITY OF STRATOS (1) UNDER ANY PROVISION OF THIS AGREEMENT, (2) FOR ANY DAMAGES CAUSED BY A DEFECT OR FAILURE OF DELIVERABLES, OR (3) AS DETERMINED BY A COURT OF PROPER JURISDICTION HOLDING ANY OF THE ABOVE WARRANTIES OR DISCLAIMERS OF WARRANTIES INADEQUATE OR INVALID, EXCEED THE AMOUNT ACTUALLY PAID BY CLIENT TO STRATOS UNDER THE APPLICABLE STATEMENT OF WORK. AMOUNTS PAID BY CLIENT TO STRATOS UNDER SEPARATE STATEMENTS OF WORK WILL NOT BE AGGREGATED TO ENLARGE OR EXTEND THIS LIMIT.

7. Confidential Information.

         a. Stratos acknowledges that Client's business and the business of the Client's Affiliates, depends on the preservation of their trade secrets and other confidential information (the "Confidential Information"). For purposes of this Agreement, "Affiliates" means any entity currently existing or subsequently organized or formed that directly or indirectly controls, is controlled by or is under common control with the Client or the person who control the Client, whether through the ownership of voting securities, by contract or otherwise. Stratos agrees to protect and preserve as confidential all of the Confidential Information of the Client or its Affiliates at any time known to Stratos or in Stratos' possession or control (whether wholly or partially developed by Stratos or provided to Stratos) with no less than the diligence, care and efforts which a prudent owner would use to protect its own confidential information. Stratos


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shall neither use nor allow others to use any of the Confidential Information for any purpose other than for the sole benefit of Client or its Affiliates unless specifically approved in writing in advance by an officer of Client. Stratos shall further assure that its personnel are advised of and observe the obligations of Stratos set forth in this Agreement.

         b. Upon termination or expiration of this Agreement or at Client's request, Stratos shall return all Confidential Information, including any copies or reproductions thereof in Stratos' possession or control and shall cease using any Confidential Information.

         c. The obligations of this Section 7 shall not be affected by termination or expiration of this Agreement and shall be binding upon Stratos during the term plus a period of one (1) year beyond the termination or expiration this Agreement. The obligations of this Section 7 shall not apply to any information that is (i) in the public domain at the time of its disclosure or thereafter becomes part of the public domain through no fault of Stratos or
(ii) known to Stratos before receipt from Client, as shown by prior written records or other probative evidence, or (iii) has been rightfully received by Stratos from a third party authorized to make such disclosure, or (iv) was independently developed or conceived by Stratos.

8.  Non-solicitation.

         a. Both Parties acknowledge and agree that during the term of this Service Agreement, and for a period of twelve (12) months thereafter, it will not directly or indirectly entice, influence, solicit or otherwise encourage an employee, agent or contractor to terminate his or her employment or engagement with the other party. Both Parties acknowledge and agree that such conduct is detrimental to each other's business success, interferes with actual and prospective economic relationships, and causes immediate and irreparable damage to operations.

         b. Both Parties acknowledge that each devote substantial time and resources to recruit, hire, and train its personnel to perform highly skilled and technical duties and functions. Each Party acknowledges and agrees that this is a costly and time-consuming endeavor and that the amount of resources and time invested to recruit, hire and train its highly skilled and technical employees, agents or contractors is difficult to calculate. In recognition of the foregoing, the parties agree that should either party, during the term and within twelve (12) months following termination of this Agreement, directly or indirectly employ or maintain a separate relationship with a current or former employee, agent or contractor, who during his or her employment or engagement with either party performed Services for either party, then said party shall first pay the other Two Hundred Fifty Thousand Dollars ($250,000.00) for each current or former employee, agent or contractor that it employs or with whom it maintains a separate relationship.

9. Indemnification. During and after the term of the Project, Client at its own expense will defend, indemnify and hold harmless Stratos and its officers, directors and employees from and against any actual or alleged third party action, claim, loss, liability or damages based on or relating to the failure of Client to comply with any safety regulations, safety codes or safety labeling requirements relating to the Project, provided that Stratos promptly notifies Client in writing of any such claim. Client shall have the right to control the defense of all such claims, lawsuits and other proceedings and related settlement negotiations. In no event shall Stratos settle any such claim, lawsuit or proceeding without Client's prior written approval.

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10.  General

         a. Neither party shall have the right to assign this Agreement without the prior written consent of the other party; provided that either party shall have the right to assign this Agreement to any person or entity that acquires or succeeds to all or substantially all of such party's business or assets upon written notice to the other party.

         b. No modification of or amendment to this Agreement, nor any waiver of rights under this Agreement, shall be effective unless in writing signed by the party to be bound. To the extent any terms of this Agreement, a Statement of Work or a Client purchase order are deemed to be inconsistent, the terms of this Agreement shall govern. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement. This Agreement shall be deemed to be jointly prepared by the parties hereto and neither party shall claim the benefit of any rule of interpretation which would cause ambiguities in this Agreement to be interpreted against the party who drafted it.

         c. All notices permitted or required will be in writing and will be given in person, by confirmed facsimile or by first class mail delivered to the party at the respective facsimile number or address below or to a substituted facsimile number or address of which a party may inform the other by notice.

         d. The provisions of Sections 3.c., 4, 5.d., 6, 7, 8, 9 and 10 shall survive termination or expiration of this Agreement.

         e. This Agreement shall be governed by the laws of the State of Washington without regard to its conflicts of law principles. Any dispute regarding the interpretation or validity of or otherwise arising out of this Agreement shall be subject to the exclusive jurisdiction of the Washington state courts in and for King County (or, if there is federal jurisdiction, the U.S. District Court for the Western District of Washington).

         f. If an action at law or in equity or other proceeding is commenced to enforce or interpret the terms of this Agreement, the prevailing party in such action will be entitled to recover reasonable attorney's fees and costs, in addition to any other relief to which the party may be entitled.

         g. A party is excused from its obligations under this Agreement to the extent such party (or a third party upon whom such party relies) sustains a loss by strike, fire, flood, windstorm, accident, act of God or other similar or dissimilar calamity or occurrence out of the reasonable control of such party which materially interferes with the conduct of such party's business, regardless of whether or not any such loss has been insured.


IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement as of the date first written above.


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STRATOS PRODUCT                             CENTREX, INC.
DEVELOPMENT, LLC

By:   /s/ SEAN M. MACLEOD                By: /s/ T.R. COUGHLIN, JR.
Its:  Director of Business               Name:   Thomas R. Coughlin, Jr.
      Development                        Its:    CEO

Address:  Market Place Tower PH-B        Address: 9202 S. Toledo Ave.
          2025 First Avenue                       Tulsa, OK  74137
          Seattle, WA  98121

Attn:                                    Attn:    T.R. Coughlin
Ph:                                      Ph:      918-494-2880
Fax:                                     Fax:     918-492-2560




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                                  Attachment A
                            Form of Statement of Work

                            Statement of Work No. ___


          This Statement of Work relates to services to be accomplished by Stratos Product Development Group, Inc. ("Stratos") on a time and materials basis under the terms and conditions of the SERVICES AGREEMENT dated --- by and between Stratos and
                                                   ("Client").
          ---------------------------------------

1.  General Nature of Services:

2.  Scope of Work:

         [a. Description b. Deliverables]

3.  Estimated Labor Cost:

         [a. Anticipated Personnel Category Hours]

4.  Estimated Time Schedule:



Estimates do not represent a guarantee of, or limitation on, amounts to be invoiced or time of completion. Work-related travel and out-of-pocket expenses are not included in these estimates. Any additional services, requested by Client and agreed to by Stratos but not described above, will be on a time and materials basis at the rates provided in the then current Stratos Hourly Rate Schedule.



AGREED AND ACKNOWLEDGED AS OF                                          .
                              -----------------------------------------


STRATOS PRODUCT DEVELOPMENT GROUP, Inc.         Client

Signed:                                         Signed:
                                                Name:
Name:                                           Title:

Title:


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